As filed with the Securities and Exchange Commission on April 3, 2017

Registration No. 333-160829

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUFFOLK BANCORP

(People’s United Financial, Inc. as successor by merger to Suffolk Bancorp)

(Exact name of registrant as specified in its charter)

New York	11-2708279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 West Second Street

Riverhead, New York 11901

(631) 208-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Trautmann

c/o People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lee Meyerson, Esq.

Elizabeth Cooper, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were registered but not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-160829) (the “Registration Statement”) of Suffolk Bancorp, a New York corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 27, 2009.

On April 1, 2017, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 26, 2016, by and between the Company and People’s United Financial, Inc., a Delaware corporation (“People’s United”), the Company merged with and into People’s United, with People’s United as the surviving corporation (the “Merger”).

As a result of the Merger, any and all offerings of securities registered pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, People’s United, as successor to the Company, hereby removes from registration all securities registered under the Registration Statement but unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on April 3, 2017.

PEOPLE’S UNITED FINANCIAL, INC. (as successor by merger to Suffolk Bancorp)

By:	/s/ Robert E. Trautmann
Name: Robert E. Trautmann, Esq.
Title: Senior Executive Vice President, General Counsel and Corporate Secretary